                            STOCK PURCHASE AGREEMENT


                 This Stock Purchase Agreement (this "Agreement"), dated September __, 1998, by and between Cryomedical Sciences, Inc., a Delaware corporation with an office at 1300 Piccard Drive, Suite 102, Rockville, Maryland 20850 (the "Company"), and ValorInvest, Ltd., a corporation formed pursuant to the laws of Ireland with an address at 29 Quai des Bergues, 1201 Geneva, Switzerland (the "ValorInvest").


                             W I T N E S S E T H :

                 WHEREAS, the Company is desirous of obtaining capital through a bridge financing of $600,000 (the "Bridge Financing") and a public offering of $4,000,000 to $10,000,000 (the "Public Offering") to further its business development and purposes; and

                 WHEREAS, the Company has a current capitalization consisting of (a) 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 33,454,302 shares are issued and outstanding and (b) 9,378,800 shares of preferred stock, par value $.001 per share ("Preferred Stock"), of which no shares are issued and outstanding; and

                 WHEREAS, ValorInvest is a merchant banking organization that is willing to provide the Company with the Bridge Financing and, subject to the adoption by the Company and its shareholders of a Plan of Recapitalization and Financing, use its best efforts to arrange for the Public Offering through an underwriter to be designated or approved by ValorInvest (the "Underwriter");

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, the parties agree as follows:

                 1.       Plan of Recapitalization and Financing.

                          (a)     On or as of the date hereof, the Company's
Board of Directors shall adopt or shall have adopted the following Plan of Recapitalization and Financing(the "Plan"), pursuant to which:

                                  (i)      the Company's certificate of
                          incorporation shall be amended to (A) reduce the authorized number of shares of (1) Common Stock from 50,000,000 shares to 25,000,000 shares, and (2)
                          Preferred Stock from 9,378,800 shares to 1,000,000 shares, and (B) effectuate a reverse stock split of either (1) one for five, (2) one for six, (3) one for seven, (4) one for eight, (5) one for nine, (6) one for ten, (7) one for eleven, (8) one for twelve, (9) one for thirteen, (10) one for fourteen, (11) one for fifteen, or (12) one for sixteen, each of such alternatives to be approved by the shareholders of the Company and one of such approved alternatives to be chosen by the Board of Directors of the Company;





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                                  (ii)     to appropriately incentivize and
                          compensate management, the Board of Directors and others who have performed services for the Company, the Company shall (A) adopt a 1998 Stock Option Plan containing 20,000,000 shares (on a pre-reverse stock split basis) of Common Stock, options for which may be issued at an exercise price of not less than the fair market value, and (B) grant 10 year stock options/warrants (on a pre-reverse stock split basis), exercisable at $.25 per share (on a pre-reverse stock split basis), the vesting of which shall be subject to the approval of the Plan by the Company's shareholders, in the following amounts to the following persons or entities: each director - 720,000 shares of Common Stock; Dr. Richard Reinhart
                          - 6,480,000 shares of Common Stock; John Baust - 2,160,000 shares of Common Stock; Breslow & Walker, LLP - 2,880,000 shares of Common Stock; BWM Investments - 3,600,000 shares of Common Stock; and to other employees of the Company - up to an aggregate of 2,500,000 shares of Common Stock; and

                                  (iii)    the Company will prepare and file a
                          registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") for the sale of securities of the Company on such terms and conditions as may be mutually agreed to between the Company and the Underwriter.

                          (b) Within 60 days from the date hereof, the Company shall call a shareholders meeting to approve the Plan.

                 2.       Bridge Financing.

                          (a)     Concurrently with the execution and delivery
of this Agreement, the Company is selling to ValorInvest or its designee, and ValorInvest or its designee is purchasing from the Company, 128 Units ("Series E Units") at a price of $1,562.50 per Unit (an aggregate of $200,000), each Unit to consist of (1) one share of Series E Convertible Preferred Stock ("Series E Preferred Stock") each share of which Series E Preferred Stock (A) is convertible into 10,000 shares (pre-reverse stock split) of Common Stock,
(B) has one vote for each share of Common Stock into which it is convertible, and (C) automatically converts into Common Stock upon the effectuation of the reverse stock split pursuant to the Plan, and (2) a warrant to purchase 5,000 shares (pre-reverse stock split) of Common Stock at $.25 per share (pre-reverse stock split).

                          (b)     On or before December 28, 1998, the Company
shall sell to ValorInvest or its designee, and ValorInvest or its designee will purchase from the Company, an additional 256 Series E Units at a price of $1,562.50 per Unit (an aggregate of $400,000).

                          (c)     The Company covenants and agrees to (i)
include the shares of Common Stock issuable upon conversion of the Series E Preferred Stock sold hereunder in the Registration Statement at the Company's cost and expense, and to keep such Registration





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
Statement effective until such time as such shares of Common Stock may be sold pursuant to an exemption from registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and (ii), at the request of ValorInvest, redeem the Series E Units at a price, as to each Unit, equal to the price paid under this Agreement plus an additional amount determined by multiplying the price paid under this Agreement by a fraction, the denominator of which is the number "120" and the numerator of which is the number of months (rounded to a higher whole number) elapsed between the date on which such Units were purchased and the redemption date, in the event the Plan is not approved by the Company's shareholders within 120 days from the date hereof.

                 3. Representations and Warranties by the Company. The Company represents and warrants to ValorInvest as follows:

                          (a)     Organization and Qualification.  The Company
is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own, lease, and operate its properties as it now does and to carry on its business as it presently is being conducted. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the property owned or leased by it or the nature of the activities conducted by it requires qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business, operations, financial condition, properties, or assets (a "Material Adverse Effect").
                          (b)     Authorization.

                                  (i)      This Agreement constitutes a valid
and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has the power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder has been duly authorized by the Company's Board of Directors. No approval by the shareholders of the Company is required.

                                  (ii)     The Series E Units have been duly
authorized and, when issued in accordance with this Agreement, shall be validly issued, fully paid, and nonassessable. The issuance, sale, and delivery of the Series E Units is not subject to any preemptive right of any shareholder of the Company or to any right of first refusal or other right in favor of any person.

                          (c)     Required Filings and Consents; No Conflict.
Except for applicable requirements of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") and the Securities Act, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance of this Agreement. The execution and delivery of this Agreement and consummation of the





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transactions contemplated herein do not and will not (i) conflict with or violate any law, regulation, judgment, order or decree binding upon the Company or the provision of its Certificate of Incorporation or By-laws, or (ii) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of imposition of any lien or charge upon any of the properties or assets of the Company pursuant to, any contract, agreement, permit, license, franchise or other instrument to which the Company is a party or which is or purports to be binding upon the Company or any of its property; nor will the same result in the loss of any license, legal privilege or legal right enjoyed or possessed by the Company.

                          (d)     Capitalization.  The authorized capital stock
of the Company consists of (a) 50,000,000 shares of common stock, par value $.001 per share, of which 33,454,302 shares are issued and outstanding, and (b) 9,378,800 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. Except as disclosed in the documents referred to in Section 3(e) hereof and as contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements or rights of any kind or nature in respect of the authorized but unissued shares of capital stock of the Company and none of such shares are reserved for issuance for any purpose.

                          (e)     Securities and Exchange Commission Filings;
Financial Statements.

                                  (i)      The Company has filed all forms,
reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since January 1, 1996 and has heretofore delivered to ValorInvest true and complete copies of the Company's (i) Form 10-KSB for the fiscal year ended December 28, 1997, and (ii) Quarterly Report on Form 10-QSB for each of the quarters ended March 29, 1998 and June 28, 1998 (collectively, "the SEC Reports"). The SEC Reports (x) were prepared in accordance with the requirements of the Exchange Act, and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  (ii)     The financial statements contained
in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as at the respective dates thereof and the results of operations of the Company for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. Since the date of the Form 10-QSB for the quarter ended June 28, 1998, there has not been any material adverse change in the financial condition of the Company.

                          (f)     Litigation; Claims; Investigations.  There
are no suits, actions, or claims, or any investigations or inquiries, by any administrative agency or governmental body, or legal,





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administrative agency or governmental body, or legal administrative or arbitration proceedings pending or, to the best knowledge of the Company, threatened against the Company or to which the Company is or, in the case of threatened proceedings, might become a party and which if decided adversely to the Company would have a Material Adverse Effect, and the Company does not know or have any grounds to know of any basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding. There is no outstanding order, writ, judgment, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting the Company or any of the properties, rights, assets or business of the Company.

                          (g)     No Series E Units Offered in U.S. or to any
U.S. Person. The Company has not offered the Series E Units to ValorInvest in the United States or to any other person in the United States or to any U.S. person ("U.S. Person") as that term is defined in Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Act"), unless such U.S. Person is a professional fiduciary of a non-U.S. Person (as described in Regulation S).

                          (h)     No Directed Selling Efforts in Regard to this
Transaction. Neither the Company, nor any person acting for the Company, has conducted any "directed selling efforts" in the United States (as such term is defined in Regulation S) with respect to the offering of the Series E Units.

                          (i)     Taxes.

                                  (i)      The Company has filed all tax
reports and returns required to be filed by it, including all federal, state, local, and foreign tax returns and reports (the "Tax Returns"), and has paid all taxes shown to be due by such Tax Returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including all taxes which the Company has been required to withhold from amounts owing to employees, creditors, and third parties.

                                  (ii)     The Tax Returns have not been
examined by the Internal Revenue Service for any period during the past five years. No audits, inquiries, investigations, or examinations relating to the Tax Returns are pending or, to the Company's knowledge, threatened by any Governmental Authority and no claims have been asserted relating to any of the Tax Returns filed for any year which, if determined adversely, would result in the assertion by any Governmental Authority of any tax deficiency against the Company.

                          (j)     Personal Property; Inventory; Other Assets.
The Company has valid title, free and clear of any Liens, to all personal property used in its business or presently located on its premises, including, but not limited to, all items of personal property reflected in its financials. The assets owned by the Company, together with those leased or licensed from unrelated third parties on an arm's-length basis, constitute all of the assets, tangible and intangible, used in or needed to conduct the Company's business in the manner in which it is





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presently conducted by the Company.

                          (k)     Real Property.  The company owns no real
property. The Company enjoys peaceful and undisturbed possession under all real property leases under which it is operating and all such real property leases are valid and subsisting and in full force and effect. The transactions contemplated by this Agreement will not materially adversely affect the Company's right to use those properties for the same purpose and to the same extent as they were being used by the Company prior to the date of this Agreement.

                          (l)     Contracts and Commitments.  Each material
contract, lease, commitment, and other agreement to which the Company is a party (the "Contracts") is set forth in the SEC Reports and other filings with the SEC and is in full force and effect in accordance with its terms. Neither the Company nor, to Company's knowledge, any other party is in default in any material respect under any of the provisions of any of the Contracts, and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or, to Company's knowledge, any other party to any Contract. No party to any Contract has made, asserted, or, to Company's knowledge, has any defense, set off, or counterclaim under any Contract or has exercised any option granted to it to cancel or terminate its Contract, to shorten the term of its Contract, or to renew or extend the term of its Contract, and the Company has not received any notice to that effect.

                          (m)     Employee Matters.

                                  (i)      Except as disclosed in the SEC
Reports and other filings with the SEC, the Company (A) is not a party to or bound by any pension, annuity, retirement, stock option, stock purchase, savings, profit sharing, or deferred compensation plan or agreement, or any retainer, consultant, bonus, group insurance, or other incentive or benefit contract, plan, or arrangement applicable to employees of the Company an (B) does not have any severance policy and no employee or former employee of the company is entitled to any severance payment (or similar payment), either by law or by agreement, upon the termination of his or her employment. No employee of the Company is represented by any union or other collective bargaining agent, there are no collective bargaining or other labor agreements with respect to such employees, and to the best of the knowledge of the Company, no union is attempting to organize any such employees. The transactions contemplated by this Agreement will not trigger any payments of any kind to any employee of the Company.

                                  (ii)     Neither the Company nor any
predecessor has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any "multi-employer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code")) or any single employer pension plan (within the meaning of Section 4001(a)(15) or ERISA) which is subject to Title IV of ERISA or Section 412 of the Code.





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                                  (iii)    No third party has claimed that any
employee of or consultant to the Company has (A) violated or may be in violating the terms and conditions of an agreement between such employee or consultant and the third party, (B) disclosed any trade secret of the third party during the course of their employment by the Company, or (C) interfered with the employment relationship between the employee or consultant and the third party.

                          (n)     Permits and Licenses.  The Company has all
material permits, licenses, franchises, and other authorizations (collectively, "Licenses") necessary for the conduct of its business as currently conducted, and all such Licenses are valid and in full force and effect.

                          (o)     Insurance.  The Company maintains such
insurance policies as is customary for a Company engaged in the business in which the Company is engaged.

                          (p)     Intellectual Property.  The Company owns or
possesses adequate licenses or other rights to use all material trademarks, trade names, service marks, service names, domain names, copyrights, logos, slogans, patents, licenses (including software licenses), and other intellectual property (collectively, "Intellectual Property") necessary for the conduct of its business as currently conducted. Except as disclosed on the Company's filings with the SEC, no claim is pending or, to the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the knowledge of the Company, there is no basis for any such claim.

                          (q)     Illegal Payments.  Neither the Company, nor
any officer, director, or employee of the Company, directly or indirectly, has paid or delivered any fee, commission, or other sum of money or item or property, however characterized, to any finder, agent, government official, or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which the Company or such person knows or has reason to believe to have been illegal under any federal, state, or local laws of the United States or any other country having jurisdiction, and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

                          (r)     Material Misstatements or Omissions.  No
representation, warranty, or statement made by the Company in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to be stated in order to make such representation, warranty, or statement not misleading. All documents delivered on behalf of the Company in connection with this Agreement and the transaction contemplated herein are true, complete, and correct.

                 4. Representations and Warranties by ValorInvest. ValorInvest represents and warrants to the Company as follows:

                          (a)     Organization.  ValorInvest is a corporation
duly organized, validly





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existing, and in good standing under the laws of Ireland.

                          (b)     Authorization of Agreement.  The execution,
delivery, and performance of this Agreement by ValorInvest has been duly authorized by all necessary action of ValorInvest and this Agreement constitutes a valid and binding obligation of ValorInvest enforceable against ValorInvest in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                          (c)     Consents of Third Parties.

                                  (i)      The execution, delivery and
performance of this Agreement by ValorInvest will not (A) conflict with or result in the breach or termination of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which ValorInvest is a party or by which it or any of its properties is bound; or (B) constitute a violation by ValorInvest of any law, regulation, order, writ, judgment, injunction or decree applicable to it.

                                  (ii)     No consent, approval or
authorization of, or designation, declaration or filing with, any court, governmental authority, or any other person or entity is required on the part of ValorInvest in connection with the execution, delivery, and performance of this Agreement.

                          (d)     Offshore Transaction.  (a) ValorInvest is not
a U.S. Person; (b) the Series E Units were not offered to ValorInvest in the United States; (c) at the time of execution of this Agreement and the time of any offer to ValorInvest to purchase the Series E Units hereunder, ValorInvest was physically outside the United States; (d) ValorInvest is purchasing the Series E Units for its own account and not on behalf of or for the benefit of any U.S. Person, and the sale and resale of the Series E Units have not been prearranged with any U.S. Person or buyer in the United States; and (e) ValorInvest is not an underwriter, dealer, distributor, or other person who is participating, pursuant to a contractual arrangement, in the distribution of the Series E Units offered or sold in reliance on Regulation S.

                          (e)     ValorInvest's Investment Decision.  In making
its investment decision to purchase the Series E Units, ValorInvest is not relying on any oral or written representations or assurances from the Company or any other person other than as set forth in this Agreement and SEC Reports. ValorInvest has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. ValorInvest is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act.

                          (f)     ValorInvest's Economic Risk.  ValorInvest
understands and acknowledges that an investment in the Series E Units and Common Stock issuable upon conversion/exercise





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
thereof involves a high degree of risk. ValorInvest understands and acknowledges that there are limitations on the liquidity of the Series E Units and the Common Stock issuable upon conversion/exercise thereof. ValorInvest represents that ValorInvest is able to bear the economic risk of an investment in the Series E Units and the Common Stock issuable upon conversion/exercise thereof, including a possible total loss of investment. In making this statement ValorInvest hereby represents and warrants to the Company that ValorInvest has adequate means of providing for its current needs and contingencies; and that ValorInvest is able to afford to hold the Series E Units and the Common Stock issuable upon conversion/exercise thereof for an indefinite period. Further, ValorInvest represents, as of the date of signing this Agreement, that ValorInvest has no present need for liquidity in the Series E Units or the Common Stock issuable upon conversion/exercise thereof and ValorInvest is willing to accept such investment risks.

                          (g)     No Government Recommendation or Approval.
ValorInvest understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Series E Units.

                          (h)     No Directed Selling Efforts in Regard to This
Transaction. To the actual knowledge of ValorInvest, without any independent investigation, neither the Company, nor any person acting for the Company, has conducted any "directed selling efforts" in the United States as such term is defined in Regulation S, which in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Series E Units being offered in reliance on Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, that refers to the offering of the Series E Units in reliance on Regulation S.

                          (i)     Company's Reliance on Representations of
ValorInvest. ValorInvest understands that the Series E Units is being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of ValorInvest set forth herein in order to determine the applicability of such exemptions and the suitability of ValorInvest to acquire the Series E Units.

                          (j)     Series E Units Not Registered Under the Act
or Any State Act. ValorInvest understands that the offer and sale of the Series E Units have not been registered under the Securities Act or any state securities laws ("State Acts") and is being offered and sold pursuant to Regulation S based in part upon the representations of ValorInvest contained herein.

                          (k)     No Public Solicitation.  ValorInvest knows
of no public solicitation or





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
advertisement of an offer in connection with the issuance and sale of the Series E Units.

                          (l)     Investment Intent.  ValorInvest is acquiring
the Series E Units and the Common Stock issuable upon conversion/exercise thereof for its own account for investment and not as a nominee and not with a view to the distribution thereof. ValorInvest understands that ValorInvest must bear the economic risk of this investment indefinitely unless the Series E Units or the Common Stock issuable upon conversion/exercise thereof is registered pursuant to the Act and any applicable State Acts, or an exemption from such registration is available, and that the Company has no present intention of registering any such sale of the Series E Units, except as provided in Section 2(c) with respect to the Common Stock issuable upon conversion of the Series E Units. ValorInvest represents and warrants to the Company, as of the date of this Agreement, that ValorInvest has no present plan or intention to sell the Series E Units or the Common Stock issuable upon conversion/exercise thereof in the United States at any predetermined time, and has made no predetermined arrangements to sell the Series E Units or the Common Stock issuable upon conversion/exercise thereof.

                          (m)     No Tax Advice From Company or Its Agents.
ValorInvest has had an opportunity to review with its own tax advisors the foreign, U.S. federal, state and local tax consequences of this investment, and the transactions contemplated by this Agreement. ValorInvest is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that ValorInvest (and not the Company) shall be responsible for ValorInvest's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                          (n)     No Legal Advice from Company or Its Agents.
ValorInvest acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel. ValorInvest is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for representations, warranties and covenants set forth herein.

                          (o)     No Scheme to Evade Registration.
ValorInvest's acquisition of the Series E Units is not a transaction (or any element of a series of transactions) that is part of a plan or scheme to evade the registration provisions of the Act.

                 5.       Resales; Stock Legends.

                          (a)     Resales of Series E Units.  ValorInvest
cannot resell the Series E Units, or the Common Stock issuable upon conversion/exercise thereof, in the U.S. or to a U.S. Person unless such sales are made (a) pursuant to an exemption from registration under the Act and applicable State Acts after the Distribution Compliance Period (as defined below); or (b) pursuant to an effective and current registration statement under the Act. A transferee of the Series E Units, or the Common Stock issuable upon conversion/exercise thereof, during the Distribution Compliance Period shall execute an agreement containing provisions substantially





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similar to this Section 5.  For purposes hereof, the term Distribution
Compliance Period shall be, with respect to the Series E Units purchased pursuant to Section 2(a) hereof, the period commencing on the date hereof (the "Closing Date") and ending one year after the Closing Date, and, with respect to the transaction contemplated by Sections 2(b) and 2(c) hereof, the period commencing on the date of such transaction and ending one year after the date thereof.

                          (b)     Legend.  To insure compliance with the
provisions of the Act and State Acts, the certificate(s) evidencing the Series E Units, and the Common Stock issuable upon conversion/exercise thereof, shall bear a legend (the "Regulation S Restrictive Legend") substantially as follows:

                          "THE ISSUANCE OF THE SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THE SECURITIES WERE ISSUED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS SUCH OFFERS, SALES, AND TRANSFERS ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

                          (c)     Removal of Legend.

                                  (i)      The Regulation S Restrictive Legend
may be removed (and the restrictions on the transferability of the Series E Units and the Common Stock, issuable upon conversion/exercise thereof shall terminate) when (i) such securities have been registered under the Act and sold by the holder thereof in accordance with such registration, (ii) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation has been received from counsel for the holder thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, (iii) the Series E Units or the Common Stock issuable upon conversion/exercise thereof has been sold without registration under the Act in compliance with Rule 144 or Rule 144A promulgated under the Act, (iv) the Company is reasonably satisfied that the holder of the Series E Units or the Common Stock issuable upon conversion/exercise thereof, in accordance with the terms of Subsection (k) of Rule 144 or of Rule 144A promulgated under the Act, shall be entitled to sell the Series E Units or the Common Stock issuable upon conversion/exercise thereof pursuant to such Subsection, or (v) a letter or an order has been issued to the holder thereof by the staff of the Securities and Exchange Commission (the "Commission") stating that no enforcement action shall be recommended by such staff or taken by the Commission, as the case may be, if the Series E Units or the Common Stock issuable upon conversion/exercise thereof are transferred in the United States or to a U.S. Person without registration under the Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

                                  (vi)     Whenever the restrictions imposed by
this Section 5 shall terminate as hereinabove provided, the holder of a certificate representing any of the Series E Units or the Common Stock issuable upon conversion/exercise thereof then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for Series E Units or the Common Stock issuable upon conversion/exercise thereof not bearing the restrictive legend set forth in Section 5(b).

                 6.       Covenants of the Company.

                          (a)     Until March 31, 1999, ValorInvest shall have
a right of first refusal with respect to bona fide third party financing offer received by the Company. If the Company receives such an offer of financing, then the Company will promptly give ValorInvest written notice of such offer, and will offer ValorInvest the opportunity to provide financing to the Company on the same terms and conditions. If ValorInvest fails to exercise its right of first refusal with respect to such offer within ten business days after notice thereof, then ValorInvest shall have no further claim or right with respect thereto provided that such offer is accepted within ninety (90) days after notice shall have been given to ValorInvest. If the offer is not accepted within such 90-day period or is modified, the Company shall adopt the same procedure as with respect to the original offer. An offer to purchase securities of the Company by an entity with whom the Company is entering into a partnering arrangement for manufacturing, distribution, etc., shall not be deemed to be a third party financing offer.

                          (b)     Except with the prior agreement of
ValorInvest, through March 31, 1999 the Company agrees not to issue additional shares of any type, or right thereto, except as contemplated by this Agreement (including the last sentence of Section 6(a) hereof), and each of the persons listed in Section 1(a)(ii) hereof agrees not to sell, transfer or otherwise dispose of their shares or any interest therein (and the Company agrees to cause such persons listed or otherwise referred to in Section 1(a)(ii) to deliver a letter to such effect to ValorInvest within 30 days from the date hereof).

                          (c)     Prior to March 31, 1999, the Company will:
(i) conduct business only in the normal and ordinary course and in substantially the same manner as conducted previously; (ii) use best efforts to preserve intact its business organization and goodwill; (iii) keep ValorInvest advised of significant business developments and of any significant decisions concerning business operation; (iv) not make any dividend or other unusual distributions of any kind to stockholders; (v) use its best efforts to retain the services of Richard J. Reinhart, Ph.D. as its Chief Executive Officer; and
(vi) not make any material change to any material agreements or incur any material liabilities without ValorInvest's prior written consent.

                          (d)     In consideration for the expenditures of
time, effort and expense to be undertaken by ValorInvest in connection with the financings contemplated by this Agreement, the Company agrees that so long as ValorInvest is providing financing and complying with its covenants as provided herein, the Company will not, between the date of the execution of this Agreement and March 31, 1999, solicit, entertain or enter into any agreement or understanding with, or furnish any nonpublic information to, any person or entity other than ValorInvest or its representative with respect to the acquisition (by purchase, merger or otherwise) of any or all of the capital stock of the Company or the sale of any material portion of its assets. The Company will promptly notify ValorInvest if it receives an unsolicited offer for such a transaction, or obtain information that such an offer is likely to me made, which notice will include the identity of the prospective offeror and the price and terms of the proposed offer.

                          (e)     For such period of time that ValorInvest or
its designee owns Series E Preferred Stock or shares of Common Stock issuable upon conversion thereof, and provided that ValorInvest is not in breach of its representations, warranties, covenants and agreements contained herein, the Company agrees, at the request of ValorInvest, to nominate and use its best efforts to elect a designee of ValorInvest as a director of the Company.

                 7. Covenants of ValorInvest. ValorInvest hereby covenants and agrees that:

                          (a)      ValorInvest will not knowingly make any
sale, transfer, or other disposition of the Series E Units or the Common Stock issuable upon conversion/exercise thereof, or engage in hedging transactions with respect to the Series E Units or the Common Stock issuable upon conversion/exercise thereof, in violation of the Act (including Regulation S), the Securities Exchange Act of 1934, as amended, any applicable State Acts, or the rules and regulations of the Commission or of any state securities commissions or similar state authorities promulgated under any of the foregoing; and

                          (b)     ValorInvest will use its best efforts to
arrange for the Underwriting through the Underwriter on the following terms and conditions: (i) in the event the Company's Common Stock is trading at a price of $.50 or more (pre-reverse stock split), 16,000,000 shares (pre-reverse stock split) of Common Stock at not less than $.50 per share (pre-reverse stock split), or (ii), in the event the Company's Common Stock is trading at a price of less than $.50 per share (pre-reverse stock split), 16,000 Units ("Series F Units") at $500 per Unit, each Series F Unit to consist of (1) one share of Series F Convertible Preferred Stock ("Series F Preferred Stock"), each share of which Series F Preferred Stock shall be (x) convertible into 1,000 shares (pre-reverse stock split) of Common Stock and automatically converted into Common Stock if the closing and bid price of the Common Stock on any day is $.50 or more (pre-reverse stock split), and (y) entitled to one vote for each share of Common Stock into which it is convertible, and (2) a warrant to purchase 250 shares (pre-reverse stock split) of Common Stock at $.75 per share (pre-reverse stock split). The parties acknowledge that the final terms of the Underwriting will be as negotiated between the Company and the Underwriter and that there is no assurance that the terms of the Underwriting will be as set forth herein. The exercise of the warrants included in the Series E Units shall be conditioned upon the Underwriting being completed in accordance with (b)(i) or (ii) hereunder.

                 8.       Indemnification.

                          (a)     Company's Indemnity.  The Company agrees to
indemnify and hold harmless ValorInvest and its officers, directors, shareholders, agents, and employees, from and against, for and in respect of, and promptly shall reimburse them for, any and all claims, losses, costs, and expenses (including the cost of any investigation and reasonable attorneys' fees), damages, lawsuits, obligations, deficiencies, and liabilities (collectively "Losses") which arise or result from or are related to (b) the inaccuracy or breach of any representation or warranty made by the Company herein, (c) any breach or failure of the Company to perform any of its covenants or agreements set forth herein, or (d) any claim against ValorInvest arising out of or relating to events occurring prior to the date hereof.

                          (b)     ValorInvest's Indemnity.  ValorInvest agrees
to indemnify and hold harmless the Company and its officer, directors, shareholders, agents, and employees, from and against, for and in respect of, and shall promptly reimburse them for, any and all Losses which arise or result from or are related to (a) the inaccuracy or breach of any representation or warranty made by ValorInvest herein, or (b) any breach or failure of ValorInvest to perform any of its covenants or agreements set forth herein.

                          (c)     Indemnification Procedure.  An indemnifying
party shall not be liable under this Section 7 with respect to any claim made against an indemnified party unless such indemnifying party shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify such indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this Section 8. If a claim is made against an indemnified party and it notifies the indemnifying party as herein provided, then the indemnifying party, subject to the provisions set forth herein, shall be entitled to participate at its own expense in the defense thereof or, if it so elects within a reasonable time after receipt of such notice, to assume the defense thereof, which defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party defendant or defendants in any suit so brought. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses, and other charges of such counsel will be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (c) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (d) the indemnifying party has not employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements, and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified parties.

                          (d)     Cumulative Remedies.  All remedies provided
herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto.

                          (e)     Survival of Representations and Warranties.
The representations, warranties, covenants, and agreements made by the parties in this Agreement, or in any certificate, agreement, or document furnished pursuant hereto, and the obligation to indemnify hereunder shall survive the date hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by or on behalf of any party; provided, however, (i) except as set forth in (ii) hereof, no action (other than an action for fraud) shall be brought by any party hereto against any other party hereto more than three (3) years after the date hereof, and (ii) with respect to an action for breach of the representations and warranties of Section 3(i) hereof (Taxes), no action shall be brought against the Company after the end of the statute of limitations for such actions.

                 9.       Miscellaneous.

                          (a)     Notices.  Any notice or other communication
under this Agreement shall be in writing and shall be considered given when delivered personally, two days after being sent by a major overnight courier, or five days after being mailed by registered air mail, to the parties at their respective addresses set forth above (or at such other address as a party may specify by notice to the other), with copies as follows:

                                  If to the Company, to:

                                  Breslow & Walker, LLP
                                  100 Jericho Quadrangle, Suite 230
                                  Jericho, NY 11753
                                  Attn: Howard S. Breslow, Esq.

                                  If to ValorInvest, to:

                                  Powell, Goldstein, Frazer & Murphy LLP
                                  1001 Pennsylvania Avenue, N.W.
                                  6th Floor
                                  Washington, D.C. 20004
                                  Attn:  Michael H. Chanin, Esq.

                          (b)     Expenses.  Each party shall bear its own
expenses in connection with this

Agreement and in connection with all obligations required to be performed by it under this Agreement.

                          (c)     Finders.  ValorInvest and the Company each
represent and warrant to the other that it has not retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement, except that the Company acknowledges that the transaction was brought about by BWM Investments.

                          (d)     Entire Agreement.  This Agreement contains a
complete statement of all the arrangements between the parties with respect to its subject matter and supersedes any previous agreements between them relating to that subject matter.

                          (e)     Headings.  The section headings of this
Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                          (f)     Governing Law.  This Agreement shall be
governed by and construed in accordance with the law of the State of Delaware.

                          (g)     Separability.    If any provision of this
Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                          (h)     Amendment; Waiver.  This Agreement cannot be
altered, amended, changed, waived, terminated, or modified in any respect unless the same shall be in writing and signed by the party to be charged therewith. No waiver of any provision shall be construed as a waiver of any other provision.

                          (i)     No Third Party Beneficiaries; Assignments.
Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity (including, without limitation, any employees of the Company) not a party to this Agreement. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the consent of ValorInvest and any attempted assignment or delegation in violation of this provision shall be void. ValorInvest may not assign any of its rights or delegate any of its duties under this Agreement without the consent of the Company, except that ValorInvest may assign any of its rights and delegate any of its duties under this Agreement to any affiliate of ValorInvest, provided that no assignment shall relieve ValorInvest of any of its obligations under this Agreement. As used herein, the term "affiliate" means any person or entity directly or indirectly controlled by, controlling, or under common control with, any other person or entity.

                          (j)     Counterparts.  This Agreement may be executed
in counterparts, which together shall constitute the same instrument.

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the respective parties as of the day and year first above written.


                                        CRYOMEDICAL SCIENCES, INC.


                                        By: /s/ Richard J. Reinhart, Ph.D.
                                            ---------------------------------

                                        VALORINVEST, LTD.


                                        By:   /s/
                                            ---------------------------------
                                                  Authorized Signature